Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO Jo-Ann Stores, Inc 330-656-2600 http://www.joann.com	Don Tomoff Vice President, Finance Jo-Ann Stores, Inc. 330-463-6815

JO-ANN STORES ANNOUNCES 9.8% SAME-STORE SALES
INCREASE IN AUGUST

HUDSON, OH—September 4, 2003 — Jo-Ann Stores, Inc. (NYSE: JAS.A and JAS.B) reported today that August net sales increased 10.2% to $122.8 million from $111.4 million for the same period last year. August same-store sales increased 9.8%, versus an 8.6% same-store sales increase last year. Sales during August were aided by a non-comparable sales promotion event surrounding the celebration of the Company’s 60th anniversary.

Year-to-date net sales increased 2.3% to $856.8 million from $837.5 million in the prior year. Year-to-date same-store sales increased 3.5%, versus a same-store sales increase of 10.3% for the same period ending last year.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 822 Jo-Ann Fabrics and Crafts traditional stores and 84 Jo-Ann superstores.

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